                                                        Exhibit 99.1
                               GLYCOGENESYS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Eleven Months Ended                             Year Ended
                                                        November 30, 2002                            December 31, 2001
                                          -------------------------------------------  -------------------------------------------
                                                            Pro Forma     Pro Forma                      Pro Forma     Pro Forma
                                             Actual        Adjustments   As Adjusted      Actual        Adjustments   As Adjusted
                                          -----------      -----------   ------------  ------------     ------------  ------------
Operating expenses:
   Research and development               $ 1,971,486 {a}  $ 4,674,862   $ 6,646,348    $ 4,291,064 {a} $ 17,713,446  $ 22,004,510
   General and administrative               3,523,441                -     3,523,441      4,045,088                -     4,045,088
   Restructuring charge (credit)                    -                -             -       (177,283)               -      (177,283)
                                          -----------      -----------   -----------   ------------     ------------  ------------
                Total operating expenses    5,494,927        4,674,862    10,169,789      8,158,869       17,713,446    25,872,315
                                          -----------      -----------   -----------   ------------     ------------  ------------
Operating loss                             (5,494,927)      (4,674,862)  (10,169,789)    (8,158,869)     (17,713,446)  (25,872,315)
                                          -----------      -----------   -----------   ------------     ------------  ------------
Other income (expense):
   Equity in loss of SafeScience
      Newco, Ltd.                          (3,945,166){b}    3,945,166             -    (14,188,470){b}   14,188,470             -
   Other income (expense)                      (5,339)               -        (5,339)       (33,345)               -       (33,345)
   Interest income                            104,583                -       104,583        187,721                -       187,721
                                          -----------      -----------   -----------   ------------     ------------  ------------
                                           (3,845,922)       3,945,166        99,244    (14,034,094)      14,188,470       154,376
                                          -----------      -----------   -----------   ------------     ------------  ------------

Loss from continuing operations            (9,340,849)        (729,696)  (10,070,545)   (22,192,963)      (3,524,976)  (25,717,939)

Loss from discontinued operations                   -                -             -       (533,200)               -      (533,200)
                                          -----------      -----------   -----------   ------------     ------------  ------------
Net loss  before preferred stock dividend  (9,340,849)        (729,696)  (10,070,545)   (22,726,163)      (3,524,976)  (26,251,139)
Accretion of dividends on preferred stock    (163,454){c}     (137,000)     (300,454)      (404,273){d}   (2,533,767)   (3,078,040)
                                                                                                    {c}     (140,000)
                                          -----------      -----------   -----------   ------------     ------------  ------------
Net loss applicable to common stock       $(9,504,303)     $  (866,696) $(10,370,999)  $(23,130,436)    $ (6,198,743) $(29,329,179)
                                          ===========      ===========   ===========   ============     ============  ============

Basic and diluted net loss per common
   stock from continuing operations       $     (0.26)     $     (0.02)  $     (0.28)  $      (0.82)    $      (0.22) $      (1.04)
                                          ===========      ===========   ===========   ============     ============  ============
Basic and diluted net loss per common
   stock from discontinued operations     $         -      $         -   $         -   $      (0.02)    $          -  $      (0.02)
                                          ===========      ===========   ===========   ============     ============  ============
Basic and diluted net loss per common
   stock                                  $     (0.26)     $     (0.02)  $     (0.28)  $      (0.84)    $      (0.22) $      (1.06)
                                          ===========      ===========   ===========   ============     ============  ============
Weighted average number of common
   shares outstanding                      37,133,591       37,133,591    37,133,591     27,612,020       27,612,020    27,612,020
                                          ===========      ===========   ===========   ============     ============  ============

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                               GLYCOGENESYS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                     ASSETS
                                November 30, 2002

                                                                                    Pro Forma         Pro Forma
                                                                 Actual            Adjustments       As Adjusted
                                                              ----------          ------------       -----------
Current assets:
      Cash and cash equivalents                               $4,998,660 {e}      $  1,923,478       $ 6,922,138
      Prepaid expenses  and other current assets                 303,248                     -           303,248
                                                              ----------          ------------       -----------
                 Total current assets                          5,301,908             1,923,478         7,225,386
                                                              ----------          ------------       -----------
Property and equipment, at cost
      Computer, office and laboratory equipment                  639,764                     -           639,764
      Furniture and fixtures                                     289,958                     -           289,958
      Motor vehicles                                              25,026                     -            25,026
                                                              ----------          ------------       -----------
                                                                 954,748                     -           954,748
         Less-accumulated depreciation and amortization         (566,106)                    -          (566,106)
                                                              ----------          ------------       -----------
                                                                 388,642                     -           388,642
                                                              ----------          ------------       -----------
Other assets:
      Restricted cash                                            108,128                     -           108,128
      Other                                                       81,704                     -            81,704
                                                              ----------          ------------       -----------
                 Total other assets                              189,832                     -           189,832
                                                              ----------          ------------       -----------
                 Total assets                                 $5,880,382          $  1,923,478       $ 7,803,860
                                                              ==========          ============       ===========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                               GLYCOGENESYS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                November 30, 2002

                                                                                               Pro Forma        Pro Forma
                                                                             Actual           Adjustments      As Adjusted
                                                                          -----------        -------------    -------------
Current liabilities:

      Accounts payable                                                    $   383,834         $         -      $   383,834
      Due to SafeScience Newco, Ltd.                                           76,522 {e}         (76,522)               -
      Accrued liabilities                                                     297,177                   -          297,177
      Net liabilities of discontinued operations                              245,275                   -          245,275
                                                                          -----------         -----------      -----------
                 Total current liabilities                                  1,002,808             (76,522)         926,286
                                                                          -----------         -----------      -----------
Series A redeemable convertible preferred stock                            13,208,623 {f}     (13,208,623)               -

Commitments and contingencies                                                       -                   -                -

Stockholders' equity (deficit)
      Series A convertible preferred stock, $.01 par value                            {f}              50               62
                                                                                      {d}              12
      Series B convertible preferred stock, $.01 par value                         23 {e}              12               35
      Series C convertible preferred stock, $.01 par value                         11                   -               11
      Common stock, $.01 par value                                            372,515                   -          372,515
      Additional paid-in capital                                           70,790,183 {e}       1,999,988       85,998,732
                                                                                      {f}      13,208,573
                                                                                      {d}             (12)
      Note receivable from former officer -Issuance of common stock        (2,675,000)                  -       (2,675,000)
      Accumulated deficit                                                 (76,818,781)                  -      (76,818,781)
                                                                          -----------         -----------      -----------
                 Total stockholders' equity (deficit)                      (8,331,049)         15,208,623        6,877,574
                                                                          -----------         -----------      -----------
                 Total liabilities and stockholders' equity (deficit)     $ 5,880,382         $ 1,923,478      $ 7,803,860
                                                                          ===========         ===========      ===========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Description of the Transaction

On July 10, 2001, GlycoGenesys, Inc. ("GlycoGenesys") and Elan International Services, Ltd. ("EIS"), and Elan Corporation plc. (together with EIS, "Elan") entered into a joint venture agreement resulting in the formation of SafeScience Newco, Ltd. ("SafeScience Newco"). Under the joint venture agreement GlycoGenesys and Elan owned 80.1% and 19.9% of the capital stock of SafeScience Newco, respectively. On December 18, 2002, GlycoGenesys entered into a termination agreement with Elan and SafeScience Newco for the termination of Elan's and GlycoGenesys' joint venture agreement. Pursuant to the termination agreement: GlycoGenesys acquired all of Elan's interest in SafeScience Newco in exchange for a royalty interest on certain future revenues related to GCS-100; GlycoGenesys received approximately $1.9 million from Elan in exchange for 1,176.47059 shares of GlycoGenesys' Series B convertible preferred stock; and GlycoGenesys accelerated, to December 18, 2002, the payment of in-kind dividends that were scheduled to be paid by GlycoGenesys to Elan through September 2004 resulting in the issuance of 1,209.07035 shares of Series A preferred stock to Elan. In addition, the exchange feature of GlycoGenesys' Series A preferred stock, which allowed Elan to convert its GlycoGenesys Series A preferred stock into an additional 30% interest in SafeScience Newco and the mandatory redemption feature of the Series A preferred stock were cancelled. As a result of this transaction, GlycoGenesys owns 100% of SafeScience Newco and owns all intellectual property, development and marketing rights to GCS-100.

Basis of Presentation

The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2001 and for the eleven months ended November 30, 2002 have been prepared giving effect to the transaction as if it had occurred on January 1, 2001. The Unaudited Pro Forma Consolidated Balance Sheet has been prepared giving effect to the transaction as if it had occurred on November 30, 2002. The historical financial statements of GlycoGenesys have been adjusted to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated results.

The Unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations are provided for informational purposes only, are based on preliminary assumptions and are not necessarily indicative of what the actual financial position or results of operations would have been had the transaction described above been completed as of the dates indicated, and are not indicative of future financial position or results of operations.

Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

    (a) To record the operations of SafeScience Newco on a consolidated basis (SafeScience Newco had no recorded assets or liabilities at the date of the transaction except for the intercompany receivable considered in (e) below);

    (b)   To eliminate GlycoGenesys' equity in the loss of SafeScience Newco;

    (c) To record the accretion of dividends on the Series B preferred stock issued in connection with the transaction;

    (d) To record the accretion of dividends and the issuance of 1,209.07035 shares of Series A preferred stock issued in connection with the transaction;

    (e) To record the issuance of 1,176.47059 shares of GlycoGenesys' Series B convertible preferred stock, in exchange for $1,923,478 in cash and the settlement of the amount due from GlycoGenesys to SafeScience Newco in the amount of $76,522;

    (f) To reclassify GlycoGenesys' Series A convertible preferred stock into shareholders' equity to reflect the cancellation of the exchange feature.